Exhibit 10.17

PURCHASE AND CONTRIBUTION AGREEMENT

This Purchase and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Purchase Agreement”), dated as of April 27, 2015, is by and among FC Funding LLC, a Delaware limited liability company (the “Seller”), FCA Funding I LLC, a Delaware limited liability company (the “Purchaser”) and Flagship Credit Accepatance LLC, a Delaware limited liability company (“Flagship”) and CarFinance Capital LLC, a Delaware limited liability company (“CarFinance” and together with Flagship, each individually, an “Originator” and collectively, the “Originators”).

RECITALS

WHEREAS, in the regular course of its business the Seller purchases and originates Receivables (as defined below); and

WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which Receivables are to be sold, transferred, assigned and conveyed from time to time by the Seller to the Purchaser.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

CERTAIN DEFINITIONS

Section 1.01 Definitions. As used in this Purchase Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

“Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under the Warehouse Agreement, and its successor in such capacity.

“Certificate of Formation” means, with respect to any limited liability company, the certificate of formation or similar document, filed with the applicable Governmental Authority, forming such limited liability company.

“Eligible Receivable” has the meaning set forth in the Warehouse Agreement.

“Operating Agreement” means, with respect to any limited liability company, the limited liability company agreement or similar agreement that is the sole governing document of such limited liability company.

“Originator” and “Originators” have the meanings given to such terms in the Preamble.

“Plan Event” means, with respect to any Person, any of the following: (a) a notice of intent to terminate such Person’s Pension Plan has been billed; (b) any of such Person’s Pension Plans have been terminated under Section 4041(f) of ERISA; (c) the Pension Benefit Guaranty

Corporation institutes proceedings to terminate, or appoint a trustee to administer any of such Person’s Pension Plans; or (d) the occurrence of an event or existence of any condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any of such Person’s Pension Plans.

“Property” shall have the meaning specified in Section 2.01.

“Purchase Agreement” means this Purchase and Contribution Agreement, including each Transfer Agreement executed in connection herewith.

“Purchase Price” means, with respect to any Receivables, an amount equal to the Receivables Balance of such Receivables, adjusted at or prior to the related Transfer Date to reflect such factors, if any, as the Seller and the Purchaser mutually agree and represent will result in the fair market value of such Receivables.

“Purchaser” has the meaning given to such term in the Preamble.

“Receivable” means Indebtedness owed by an Obligor under a Contract included in the Schedule of Receivables, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale or refinancing of a Financed Vehicle in connection therewith, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto.

“Receivables Balance” means for any Receivable as of any day, the outstanding principal balance of such Receivable as of such date.

“Schedule of Receivables” means collectively each of the schedules of Receivables attached to Transfer Agreements.

“Seller” has the meaning given to such term in the Preamble.

“Transfer” means a sale, transfer, assignment and conveyance of Receivables by the Seller to the Purchaser.

“Transfer Agreement” means a transfer agreement substantially in the form attached to this Purchase Agreement as Exhibit A, evidencing a Transfer of Receivables by the Seller to the Purchaser.

“Transfer Date” means the date upon which a Transfer occurs.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Warehouse Agreement” means the Warehouse Agreement, dated as of April 27, 2015, among the Purchaser, as borrower, Flagship, as servicer (in such capacity, the “Servicer”), CarFinance, as subservicer (in such capacity, the “Subservicer”), the “Conduit Lenders” from time to time party thereto, the “Committed Lenders” from time to time party thereto, the “Lender Group Agents” from time to time party thereto, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”) and Wells Fargo Bank, National Association, as the backup servicer, as the paying agent and as the securities intermediary, and the Administrative Agent.

Section 1.02 Other Definitions. Capitalized terms not defined herein shall have the meaning given such terms in the Warehouse Agreement.

Section 1.03 Interpretation. In each Transaction Document, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in a Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; (ix) references contained in any Transaction Document to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in such Transaction Document unless otherwise specified; (x) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

ARTICLE TWO

TRANSFER OF ASSETS

Section 2.01 Transfers. Pursuant to the terms and conditions of this Purchase Agreement, including the conditions precedent set forth in Section 4.01, from time to time upon the delivery of a Transfer Agreement, the Seller will Transfer to the Purchaser, and the Purchaser will acquire from the Seller, without recourse (subject to the obligations expressly set forth herein), a 100% interest in and to all right, title and interest of the Seller in, to and under the following, whether now owned or hereafter acquired or arising:

(i) the Receivables identified in the related Transfer Agreement and the related Contracts and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) all of the Seller’s interest in the related Financed Vehicles (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle, whether now existing or hereafter acquired, securing the related Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) all Receivable Files, all Servicer Files and all right, title and interest of the Seller in and to the documents, agreements and instruments included in the Receivable Files, including rights of recourse of the Seller against the related Originator and/or any Dealer;

(iv) all of the Seller’s interest in all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(v) all of the Seller’s interest in all rights to payment under all Insurance Policies with respect to the related Financed Vehicles, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicles and any proceeds from claims or refunds of premiums on any Insurance Policy, whether now existing or hereafter acquired, and all proceeds thereof;

(vi) all of the Seller’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(vii) all of the Seller’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Receivables and all of the Seller’s interest in all recourse rights against all related Dealers (excluding any rights in any Dealer reserve and rights under all related Dealer Agreements);

(viii) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Seller in and to the Receivables and the related Financed Vehicles;

(ix) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(x) all other related security;

(xi) all of the Seller’s interest in and to all cash, securities, financial assets, investments and other property from time to time deposited in and credited to each Lockbox and each Lockbox Account related to the Receivables; and

(xii) all income and proceeds of the foregoing.

(all of the foregoing collectively, the “Property”).

Section 2.02 Purchase Price and Contribution of Capital. For and in consideration for the Transfer of the Receivables and the related Property by the Seller, the Purchaser shall pay the Purchase Price to the Seller. The Purchase Price shall be payable in cash to the extent of the advance received by the Purchaser under the Warehouse Agreement with respect to the

Receivables. To the extent the Purchase Price is greater than the advance received by the Purchaser under the Warehouse Agreement with respect to the Receivables, the difference shall be treated as a cash contribution of capital by the Seller to the Purchaser and a payment of cash by the Purchaser to the Seller of the difference. On the Transfer Date, the Purchaser shall remit to the Seller the cash portion of the Purchase Price by wire transfer to an account designated by the Seller.

Section 2.03 Transfers Treated as Sales. Each of the Seller and the Purchaser agree to treat each Transfer for all purposes (including tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents. Each of the Seller and the Purchaser acknowledge and agree that any Receivable and other related Property transferred shall not be part of the Seller’s estate in the event of an Insolvency Proceeding of the Seller. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller hereby (a) grants to the Purchaser a security interest in the Property described in each Transfer Agreement, (b) agrees that this Purchase Agreement shall constitute a security agreement under Applicable Law and (c) represents and warrants as to itself only that each remittance of any collections with respect to the Receivables or any other proceeds to the Purchaser, or its assignee, thereof under this Purchase Agreement, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or affairs of the Seller and the Purchaser.

Section 2.04 Protection of Security Interest. Each Originator, irrevocably authorizes each of the Seller and the Purchaser, as its attorney-in-fact, to act on behalf of such Originator to file UCC financing statements, amendments thereto and continuations thereof necessary or, at the direction of the Required Lenders, desirable, to perfect and to maintain the perfection and priority of the interest of the Seller in the Receivables and the other Collateral. This appointment is coupled with an interest and is irrevocable. The Seller irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Purchaser, to file UCC financing statements, amendments thereto and continuations thereof, necessary or, at the direction of the Required Lenders, desirable, to perfect and to maintain the perfection and priority of the interest of the Purchaser and the Secured Parties in the Receivables and the other Collateral. This appointment is coupled with an interest and is irrevocable.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date of this Purchase Agreement and as of each Transfer Date that:

(a) Organization and Good Standing. The Purchaser is a limited liability company duly organized under the laws of the State of Delaware and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) Power and Authority. The Purchaser has full power and authority to execute and deliver this Purchase Agreement and to perform its obligations under this Purchase Agreement.

(c) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Purchaser or the Purchaser’s performance hereunder.

(d) Principal Business Office. The Purchaser’s principal business office is located in the State of Pennsylvania at the address set forth in Section 7.03.

(e) Due Authorization, etc. The execution, delivery and performance by the Purchaser of this Purchase Agreement has been duly authorized by all necessary action by the Purchaser, does not require any approval or consent of any governmental agency or authority, does not and will not conflict with any provision of its Certificate of Formation or Operating Agreement, and does not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property.

(f) Enforceability. This Purchase Agreement is the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

(g) No Conflict. The execution and delivery of this Purchase Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Purchaser or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Purchaser is a party or by which it or any of its properties are bound.

(h) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Purchaser threatened, against the Purchaser or its properties or with respect to this Purchase Agreement which, if adversely determined would, in the opinion of the Purchaser, have a material adverse effect on the transactions contemplated by this Purchase Agreement.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Purchase Agreement, the performance by the Purchaser of the transactions contemplated by this Purchase Agreement and the fulfillment by the Purchaser of the terms hereof have been obtained.

(j) Solvency. The sale of the Receivables to the Purchaser is not being made with any intent to hinder, delay or defraud any of the Purchaser’s creditors. The Purchaser was

Solvent immediately prior to the consummation of the transactions contemplated by this Purchase Agreement on the date hereof, and will remain Solvent immediately following the consummation of the transactions contemplated by this Purchase Agreement on each Transfer Date, including the initial Transfer Date.

(k) Taxes. The Purchaser has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its Taxes, assessments and other governmental charges (other than any amount of Tax, the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Purchaser).

(l) Compliance. The Purchaser has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

(m) ERISA. The Purchaser does not maintain any Benefit Plans and has no employees.

(n) Business Purpose. The Purchaser is acquiring and will acquire the Property from the Seller for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for the Seller or any other Person.

(o) Purchaser’s Records. This Purchase Agreement and all related documents describe the sale of the Property to the Purchaser as a purchase by the Purchaser from the Seller and evidence the clear intention by the Purchaser to effectuate a purchase of such Property. The financial statements and tax returns of the Purchaser will disclose that, under GAAP and for tax purposes, respectively, the Purchaser acquired ownership of such Property.

The representations and warranties set forth in this Section shall survive each Transfer of the Receivables to the Purchaser. Upon discovery by the Purchaser of a breach of any of the foregoing representations and warranties, the Purchaser shall give prompt written notice to the Seller.

Section 3.02 Representations and Warranties of the Seller and the Originators. Each of the Seller and each Originator, as applicable, hereby represents and warrants to the Purchaser, as of the date hereof and each Transfer Date that:

(a) Organization, Good Standing. Each of the Seller and each Originator is a limited liability company duly organized under the laws of the State of Delaware and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) Power and Authority. Each of the Seller and each Originator has full power and authority to execute and deliver this Purchase Agreement and to perform its obligations under this Purchase Agreement.

(c) Qualification. Each of the Seller and each Originator is duly qualified to do business as a foreign corporation in good standing and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Seller or the Seller’s performance hereunder.

(d) Principal Business Office. The Seller’s location (within Article 9 of the UCC) is the State of Delaware. The Seller’s principal business office is located in the State of Pennsylvania at the address set forth in Section 7.03. Each Originator’s location (within Article 9 of the UCC) is the State of Delaware. Each Originator’s principal business office is located in the State of California or Pennsylvania, as applicable, at the address set forth in Section 7.03.

(e) Due Authorization, etc. The execution, delivery and performance by each of the Seller and the Originators of this Purchase Agreement has been duly authorized by all necessary action by the Seller and each Originator, respectively, does not require any approval or consent of any governmental agency or authority, does not and will not conflict with any material provision of its respective Certificate of Formation or Operating Agreement, and does not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property.

(f) Enforceability. This Purchase Agreement constitutes the legal, valid and binding obligation of each of the Seller and the Originators, enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.

(g) No Conflict. The execution and delivery of this Purchase Agreement, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Seller or the Originators, respectively, or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Seller or the Originators, as applicable, is a party or by which it or any of its properties are bound, except where such conflict or resulting breach or default would not have a Material Adverse Effect.

(h) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Seller or the Originators, threatened, against the Seller or any Originator, respectively, or its properties or with respect to this Purchase Agreement which, if adversely determined would, in the opinion of the Seller or such Originator, as applicable, have a material adverse effect on the transactions contemplated by this Purchase Agreement.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Purchase Agreement, the performance by the Seller or the Originators, as applicable, of the transactions contemplated by this Purchase Agreement and the fulfillment by the Seller or the Originators, as applicable, of the terms hereof have been obtained, except where failure to obtain such approvals, authorizations, consents, orders or other actions would not have a Material Adverse Effect.

(j) Solvency. The Seller was Solvent immediately prior to the consummation of the transactions contemplated by this Purchase Agreement on the date hereof, and will remain Solvent immediately following the consummation of the transactions contemplated by this Purchase Agreement on each Transfer Date, including the initial Transfer Date.

(k) Taxes. The Seller and each Originator, respectively, have filed all tax returns required to be filed and have paid or made adequate provision for the payment of all its Taxes, assessments and other governmental charges (other than any amount of Tax, the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Seller or the Originators, as applicable).

(l) Compliance. Each of the Seller and the Originators have complied in all respects with all Requirements of Law in respect of the conduct of its business and ownership of its property, except where such failure to comply would not have a Material Adverse Effect.

(m) ERISA. The Seller and each ERISA Affiliate thereof are in compliance with ERISA in all material respects. No Plan Event has occurred or is expected to occur that might result, directly or indirectly, in any lien being imposed on the property of the Seller.

(n) Seller’s Records. This Purchase Agreement and all related documents describe the sale of the Receivables to the Purchaser as a purchase by the Purchaser from the Seller and evidence the clear intention by the Seller to effectuate a sale of such Receivables. The financial statements and tax returns of the Seller will disclose that, under generally accepted accounting principles and for tax purposes, respectively, the Purchaser acquired ownership of such Receivables.

(o) Security Interest. The representations and warranties contained in Exhibit B are true and correct in all material respects.

The representations and warranties set forth in this Section shall survive each Transfer of the Receivables to the Purchaser. Upon discovery by the Seller of a breach of any of the foregoing representations and warranties, the Seller shall give prompt written notice to the Purchaser.

Section 3.03 Representations and Warranties of the Seller and the Originators Regarding the Assets. Each of the Seller and the Originators represents and warrants to the Purchaser that (x) each Receivable (other than a Portfolio Purchase Receivable) is, as of the related Transfer Date, an Eligible Receivable and (y) each Receivable designated in a Transfer Agreement as a “Portfolio Purchase Receivable” satisfies the definition thereof.

ARTICLE FOUR

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Transfers. On or prior to the Transfer Date, the following conditions shall have been satisfied:

(a) Initial Transfer Date. On or prior to the initial Transfer Date, the following conditions shall have been satisfied (it being understood that the initial Transfer Date shall refer to the date hereof):

(i) Perfection of Security Interests. The Seller shall have recorded and filed financing statements with respect to the Receivables meeting the requirements of applicable State law in such manner and in such jurisdictions as are necessary to perfect a first priority security interest of the Purchaser in the Receivables and the other Property conveyed hereunder as collateral and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Purchaser and the Administrative Agent. The financing statements shall show the Administrative Agent as assignee of the security interest.

(ii) Documents to be Delivered. Each of the following documents shall have been delivered to the Purchaser:

(1) copies of resolutions of the Seller approving the execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereunder and thereunder, certified by an officer of the Seller;

(2) copies of the Certificate of Formation and Operating Agreement of the Seller and each Originator, together with all amendments, revisions and supplements thereto, certified by the Secretary of State of the State of Delaware as of a recent date, to the effect that the Seller and each Originator has been duly organized, is duly authorized to transact business and is validly existing as a corporation in good standing;

(3) UCC search reports from the appropriate offices as to the Seller and the Originators; and

(4) such other documents, certificates and opinions as may be requested by the Purchaser or its counsel.

(b) Each Transfer Date. Each of the following conditions shall be satisfied on or prior to each Transfer Date, including the initial Transfer Date:

(i) Representations and Warranties True.

(1) The representations and warranties of the Seller hereunder shall be true and correct on such Transfer Date and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date.

(2) The representations and warranties of the Purchaser hereunder shall be true and correct on each Transfer Date and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date.

(ii) Accounting Records Marked. The Seller shall have clearly and unambiguously marked its general ledger and all accounting records and documents and all computer tapes and records to show that the Receivables have been acquired by the Purchaser pursuant to this Purchase Agreement.

(iii) Payment of the Purchase Price. In consideration of the sale of the Receivables from the Seller to the Purchaser, on each Transfer Date the Purchaser shall have paid to the Seller the applicable Purchase Price with respect to the Receivables and related Property being transferred on such Transfer Date in accordance with Section 2.02.

(iv) Documents to be Delivered. Each of the following shall have been delivered by the Seller to the Purchaser:

(1) an executed Transfer Agreement for the applicable Receivables and Related Property;

(2) any financing statements or other documents necessary to maintain the perfected security interest of the Purchaser in all of the applicable Receivables and the related Property, as set forth in Section 4.01(a)(i); and

(3) such other documents as the Purchaser may reasonably require.

(v) No Outstanding Repurchase Obligations. The Seller shall have no outstanding obligations under Section 6.01.

ARTICLE FIVE

COVENANTS OF SELLER AND THE ORIGINATORS

Section 5.01 Protection of Right, Title and Interest. From and after each Transfer Date, each of the Seller and each Originator, as applicable, agrees with respect to itself and the related Receivables as follows:

(a) Compliance with Laws. Each of the Seller and each Originator will comply in all respects with all Applicable Laws, including those with respect to the Receivables and related Financed Vehicles, except where such failure to comply would not have a Material Adverse Effect.

(b) Preservation of Existence. Each of the Seller and each Originator will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Seller Assets. With respect to each Receivable, the Seller and the related Originator, as applicable, will: (i) take all action necessary to perfect, protect and more fully evidence the Purchaser’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing the Seller (or the related Originator with respect to the Forward Flow Purchase Agreement) as debtor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Purchaser (or its assigns) may reasonably request, including the filing of financing statements listing the Purchaser as secured party, and the Administrative Agent as assignee of the security interest, to perfect, protect and more fully evidence the interests of the Purchaser in the Property.

(d) Name Change, Offices and Records. None of the Seller or the Originators will make any change to its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where the majority of its books and Records are maintained unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records, the Seller or any Originator, as applicable, notifies the Purchaser (or its assigns) and (except with respect to a change of location of books and records) delivers to the Purchaser (or its assigns) (i) such financing statements (Forms UCC-1 and UCC-3) as the Purchaser (or its assigns) may reasonably request to reflect such name change or change in type or jurisdiction of organization.

(e) Purchaser’s Reliance. The Seller acknowledges that the Administrative Agent, each Lender Group Agent, each Lender, and the Purchaser are entering into the transactions contemplated by the Warehouse Agreement and the other Transaction Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of execution and delivery of this Purchase Agreement, the Seller will take all reasonable steps, including, without limitation, all steps that the Purchaser (or its assigns) may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each Independent Party and not just a division of any Independent Party. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:

(i) not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Receivables and other assets acquired by the Purchaser, and

(ii) take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the covenants set forth in Section 6.02(n) of the Warehouse Agreement.

(f) Credit and Collection Policy. Each Originator will comply with the Credit and Collection Policy with respect to each Receivable originated by it or sold by it to the Seller under the Forward Flow Purchase Agreement.

(g) Termination Events. The Seller will provide the Purchaser (or its assigns) with written notice immediately following the actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event under the Warehouse Agreement and, no later than three Business Days following the occurrence thereof, the Seller will provide to the Purchaser (or its assigns) an Officer’s Certificate setting forth the details of such event and the action that the Seller proposes to take with respect thereto.

(h) Taxes. Each of the Seller and the Originators will file and pay any and all Taxes, including those required to meet the obligations of the Transaction Documents (other than any amount of Tax, the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Seller or such Originator, as applicable).

(i) Reporting. The Seller will maintain for itself a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Purchaser (and its assigns):

(i) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Seller or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Seller.

(ii) Representations. Promptly upon receiving actual knowledge of same, the Seller shall notify the Purchaser (or its assigns) if any representation or warranty set forth in Section 3.02 or 3.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Purchaser (or its assigns) a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser (and its assigns) in the manner set forth in the preceding sentence before any Transfer Date of any facts or circumstances within the knowledge of the Seller which would render any of such representations and warranties untrue at the date when they were made or deemed to have been made.

(iii) ERISA. Promptly after receiving notice of any Reportable Event for which the 30-day notice provision has not been waived with respect to the Seller or any ERISA Affiliate, a copy of such notice.

(iv) Proceedings. As soon as possible and in any event within three (3) Business Days after any executive officer of the Seller receives notice or obtains actual knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Seller or any of its Affiliates.

(v) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller, is likely to have a Material Adverse Effect.

(j) Accounting Policy. The Seller will promptly notify the Purchaser (and its assigns) of any material change in the Seller’s accounting policies.

(k) Collections. In the event any payments relating to Receivables are remitted directly to the Seller or any Originator or any Affiliate of the Seller or any Originator, the Seller or such Originator, as applicable, will remit (or will cause all such payments to be remitted) directly to a Lockbox Bank and deposited into a Lockbox Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller or such Originator, as applicable, will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser (and its assigns).

(l) Other. Each of the Seller and each Originator will furnish to the Purchaser (and its assigns) promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Seller or such Originator, as applicable (including, without limitation, the Required Data) as the Purchaser (and its assigns) may from time to time reasonably request in order to protect the interests of the Purchaser (and its assigns) under or as contemplated by this Purchase Agreement.

(m) True Sale. Except for purposes of GAAP, the Seller will not account for or treat the transactions contemplated by this Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Property to the Purchaser.

(n) ERISA Matters. The Seller will not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any failure to satisfy the minimum funding standard in Section 302(a) of ERISA or Section 412(a) of the Code or with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability or (v) permit to exist any occurrence of any reportable event with respect to any Benefit Plan.

(o) Monthly Loan Tape; Receivable Files. On each Determination Date, Flagship, in its capacity as Servicer, and CarFinance, in its capacity as Subservicer, will provide to the Backup Servicer and each Lender Group Agent the Monthly Loan Tape as of the last day of the related Receivables Collection Period and, upon request, copies of or unrestricted access to all Receivable Files and Servicer Files relating to the Receivables that were added to the Collateral during the related Receivables Collection Period, together with, if not indicated in the Monthly Loan Tape, a list identifying all Receivables for which the Title Administrator does not have in its possession an original Certificate of Title.

(p) [Reserved].

(q) Credit and Collection Policy. Neither Originator will agree to or otherwise permit to occur any change in the Credit and Collection Policy, which change would impair the collectability of any Receivable or otherwise materially and adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Purchase Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent and the Majority Lenders; provided that no consent shall be required in connection with any change mandated by Applicable Law.

(r) Maintenance of Records, Accounts and Systems.

(i) Each of the Seller and each Originator shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and the related Receivable File.

(ii) Each of the Seller and each Originator shall maintain its computer systems so that, from and after the Transfer Date, the Seller’s or such Originator’s, as applicable, master computer records (including any back-up archives) that refer to the related Receivable and the related Receivable File and Servicer File shall indicate clearly (including by means of tagging) the interest of the Purchaser in such Receivable and the related Receivable File and Servicer File and that such Receivable and the related Receivable File and Servicer File is owned by the Purchaser. Indication of the Purchaser’s ownership of a Receivable shall be deleted from or modified on the Seller’s or such Originator’s, as applicable, computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

(iii) If at any time the Seller or either Originator shall propose to sell, grant a security interest in, or otherwise transfer any interest in, asset backed securities or automotive receivables to any prospective purchaser, lender or other transferee, the Seller or such Originator, as applicable, shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable or the related Receivable File transferred hereunder, shall indicate clearly (including by means of tagging) that such Receivable and the related Receivable File has been sold and is owned by the Purchaser.

(iv) Each of the Seller and each Originator shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Seller’s records regarding any Receivable.

(v) Upon request, each of the Seller and each Originator shall furnish to the Purchaser, within 10 Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser.

Section 5.02 Collections. In the event the Seller or either Originator receives any Collections related to a Receivable Transferred hereunder, it shall promptly upon receipt, but in no event later than two (2) Business Days from receipt, deliver such Collections to the Servicer for deposit into the Collection Account in accordance with the Warehouse Agreement.

Section 5.03 Security Interests. Except for the Transfers hereunder and pursuant to the Warehouse Agreement, the Seller covenants that it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Purchaser of the existence of any Lien (other than Permitted Liens) on any Receivable and, in the event that the interests of the Purchaser in such Receivable are materially and adversely affected, such Receivable shall be repurchased from the Purchaser by the Seller in the manner and with the effect specified in Article Six, and the Seller shall defend the right, title and interest of the Purchaser and its assigns in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

Section 5.04 Costs and Expenses. Each of the Seller and each Originator agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Receivables.

Section 5.05 Taxes. The Seller hereby agrees that, upon receipt of written demand from the Purchaser or the Administrative Agent, to the effect that the Purchaser or the Administrative Agent has received actual notice of any Taxes arising out of the Transfer of Receivables by the Seller, that the Seller shall pay and otherwise indemnify and hold the Purchaser and the Secured Parties harmless, on an after-tax basis, from and against any and all such Taxes (it being understood that the Purchaser and the Secured Parties shall have no obligation to pay such Taxes).

Section 5.06 No Impairment. Each of the Seller and each Originator covenants that it shall take no action, nor omit to take any action, which would impair the rights of the Purchaser, the Seller, such Originator or the Secured Parties in any Receivable, nor shall it, except as otherwise provided in this Purchase Agreement or the Warehouse Agreement, reschedule, revise or defer payments due on any Receivable.

Section 5.07 Indemnification. Without limiting any other rights which the Purchaser and its assigns and its attorneys, accountants, employees, officers, directors and agents thereof (collectively, the “Indemnified Parties”) may have hereunder or under Applicable Law, the Seller and the Originators each hereby agree to jointly and severally indemnify the Indemnified Parties from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Purchase Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Seller and the Originators shall jointly and severally indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Receivable represented by the Seller or either Originator to be an Eligible Receivable which is not at the applicable time an Eligible Receivable or any Receivable designated as a “Portfolio Purchase Receivable” which does not at the applicable time satisfy the definition thereof;

(ii) reliance on any representation or warranty made or deemed made by the Seller, either Originator, any of its respective Affiliates or any of its respective officers under or in connection with this Purchase Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Seller or either Originator to comply with any term, provision or covenant contained in this Purchase Agreement or any other Transaction Document or a failure by the Seller or either Originator to comply with any term, provision or covenant contained in any agreement executed in connection with this Purchase Agreement or any other Transaction Document, or with any Applicable Law with respect to any Contract or Receivable, the related Financed Vehicle or the non-conformity of any Contract with any such Applicable Law and any failure by the Seller, either Originator or any of the respective Affiliates thereof to perform their respective duties under the Contracts and Receivables included as a part of the Collateral;

(iv) the failure to vest and maintain vested in the Purchaser a valid and enforceable security interest in any or all of the Collateral or a valid and enforceable first priority perfected security interest in any or all of the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Transfer or at any subsequent time and as required by the Transaction Documents;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure by the Seller or either Originator to perform its duties or obligations in accordance with the provisions of this Purchase Agreement;

(viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Contract or the related Financed Vehicle;

(ix) the failure by the Seller or either Originator to pay when due any Taxes for which the Seller or such Originator, as applicable, is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(x) any litigation, proceeding or investigation (a) before any Governmental Authority in respect of any Contract or Receivable included as part of the Collateral or the related Financed Vehicle included as part of the Collateral, (1) that is not commenced by the Indemnified Party or (2) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Transaction Documents, the transactions contemplated hereby and thereby, or any other investigation, litigation or proceeding relating to the Seller or either Originator in which any Indemnified Person becomes involved as a result of any of the transactions contemplated by the Transaction Documents;

(xi) any failure by the Seller to give reasonably equivalent value to the Purchaser in consideration for the transfer by the Seller to the Purchaser of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or

(xii) the failure of the Seller or either Originator to remit to the Servicer, Collections remitted to the Seller or either Originator, as applicable, in accordance with the terms hereof or the commingling by the Seller of any Collections with other funds.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Indemnified Amounts to the extent such Indemnified Amounts are or result from taxes asserted with respect to taxes on, or measured by, the net income of the applicable Indemnified Party.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against (A) nonpayment by an Obligor of an amount due and payable with respect to a Receivable, except to the extent such indemnity directly results from the Seller’s or either Originator’s breach of its obligations hereunder, and (B) any loss in value of any Financed Vehicle or Permitted Investments due to changes in market conditions or for any other reasons outside the Seller’s or such Originator’s control.

ARTICLE SIX

REPURCHASE OF ASSETS

Section 6.01 Repurchase of Assets. The Seller hereby covenants and agrees with the Purchaser that if there is:

(i) a breach of the representation and warranty set forth in Section 3.03; or

(ii) a failure to deliver to the Collateral Custodian any document required to be delivered under the Warehouse Agreement to the Collateral Custodian with respect to a Receivable, unless such failure to deliver has been waived, in writing, by the Required Lenders;

the party discovering such breach or failure to deliver shall promptly give written notice to each of the other parties to this Purchase Agreement and the Administrative Agent. The Seller shall, upon written demand by the Purchaser or the Administrative Agent, repurchase such Receivable and the related Property for an amount equal to the Release Price of the Receivable within ten (10) Business Days after written notice of such breach or failure to deliver, unless otherwise cured. In each case, the Release Price shall be remitted to the Collection Account to be applied in accordance with the provisions of the Warehouse Agreement.

Section 6.02 The Seller’s Assignment of Repurchased Assets. With respect to all Receivables repurchased by the Seller pursuant to this Purchase Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of the Purchaser’s right, title and interest in and to such Receivables and the related Property.

ARTICLE SEVEN

OTHER PROVISIONS

Section 7.01 Amendment; Termination. This Purchase Agreement may be amended from time to time with the prior notice to the Lenders, the prior written consent of the Administrative Agent and a written amendment duly executed and delivered by the Seller and the Purchaser. This Purchase Agreement may be terminated by either party hereto at any time by giving 30 days’ prior written notice to the other party, to the Lenders and to the Administrative Agent.

Section 7.02 Waivers. No failure or delay on the part of the Purchaser or the Administrative Agent in exercising any power, right or remedy under this Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 7.03 Notices. All communications and notices pursuant hereto to any party shall be in writing or by overnight courier, facsimile, telegraph, telex or e-mail and addressed or delivered to it at its address indicated below (or in case of facsimile or telex, at its facsimile or telex number at such address as indicated below), or at such other address as may be designated by it by notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) telex, when telexed against receipt of answer back or (iii) facsimile copy, when verbal communication of receipt is obtained.

If to the Seller:

FC Funding LLC

c/o Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

If to the Purchaser:

FCA Funding I LLC

c/o Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

If to the Originators:

Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

CarFinance Capital LLC

7525 Irvine Center Drive, Suite 250

Irvine, California 92618

Attention: Jeff Butcher

If to the Administrative Agent:

Wells Fargo Bank, National Association,

    as Administrative Agent

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Leah Miller

Section 7.04 Costs and Expenses. The Seller will pay all expenses incidental to the performance of its obligations under this Purchase Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

Section 7.05 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect and will survive any Transfer of Receivables.

Section 7.06 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser’s rights hereunder, under the Receivables, under the Warehouse Agreement or as required by law.

Section 7.07 GOVERNING LAW. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.08 Execution in Counterparts; Severability; Integration. This Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Purchase Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original. In case any provision in or obligation under this Purchase Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Purchase Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their respective officers as of the date set forth above.

FC FUNDING LLC, as Seller

By:	/s/ Kenneth J. Sicinski
	Name:	Kenneth J. Sicinski
	Title:	Manager

FCA FUNDING I LLC,
as Purchaser

By:	/s/ Kenneth J. Sicinski
	Name:	Kenneth J. Sicinski
	Title:	Vice President & Secretary

FLAGSHIP CREDIT ACCEPTANCE LLC, as an Originator

By:	/s/ Kenneth J. Sicinski
	Name:	Kenneth J. Sicinski
	Title:	Senior Vice President & Chief Financial Officer

Signature Page to Purchase and Contribution Agreement

CARFINANCE CAPITAL LLC, as an Originator

By:	/s/ Jeffrey Butcher
	Name:	Jeffrey Butcher
	Title:	Chief Financial Officer

Signature Page to Purchase and Contribution Agreement

EXHIBIT A

FORM OF TRANSFER AGREEMENT

For value received, in accordance with the Purchase and Contribution Agreement (the “Purchase Agreement”) dated as of April 27, 2015, by and among FC Funding LLC, a Delaware limited liability company (the “Seller”), FCA Funding I LLC, a Delaware limited liability company (the “Purchaser”) and Flagship Credit Acceptance LLC, a Delaware limited liability company (“Flagship”) and CarFinance Capital LLC, a Delaware limited liability company (“CarFinance” and Flagship, each individually, an “Originator” and collectively, the “Originators”), the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement), all right, title and interest of the Seller in and to:

(i) the Receivables and the related Contracts listed on the Schedule of Receivables attached hereto, whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) all of the Seller’s interest in the related Financed Vehicles (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle, whether now existing or hereafter acquired, securing the related Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) all Receivable Files and Servicer Files, whether now existing or hereafter acquired and all right, title and interest of the Seller in and to the documents, agreements and instruments included in the Receivable Files, including rights of recourse of the Seller against the related Originators and/or any Dealer;

(iv) all of the Seller’s interest in all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(v) all of the Seller’s interest in all rights to payment under all Insurance Policies with respect to the related Financed Vehicles, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicles and any proceeds from claims or refunds of premiums on any Insurance Policy, whether now existing or hereafter acquired, and all proceeds thereof;

(vi) all of the Seller’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(vii) all of the Seller’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Receivables and all of the Seller’s interest in all recourse rights against all related Dealers (excluding any rights in any Dealer reserve and rights under all related Dealer Agreements);

(viii) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Seller in and to the Receivables, whether now existing or hereafter acquired, and the related Financed Vehicles, whether now existing or hereafter acquired;

(ix) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(x) all other related security; and

(xi) all income and proceeds of the foregoing.

(all of the foregoing collectively, the “Property”).

This Transfer Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement. All of such representations, warranties and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

Each of the Seller and the Purchaser agree to treat this Transfer for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents. Each of the Seller and the Purchaser acknowledge and agree that any Receivable and other related Property transferred shall not be part of the Seller’s estate in the event of an Insolvency Proceeding of the Seller. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller hereby (a) grants to the Purchaser a security interest in the Property described in this Transfer Agreement, (b) agrees that this Transfer Agreement shall constitute a security agreement under Applicable Law and (c) represents and warrants as to itself only that each remittance of any Collections with respect to the Receivables or any other proceeds to the Purchaser, or its assignee, thereof under the Purchase Agreement, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or affairs of the Seller and the Purchaser.

THIS TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Transfer Agreement to be duly executed this      day of             , 201    .

FC FUNDING LLC

By:
Name:
Title:

Accepted and Acknowledged:

FCA FUNDING I LLC

By:
Name:
Title:

SCHEDULE OF RECEIVABLES

[Provided by electronic file]

EXHIBIT B

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTEREST

The Seller represents and warrants to the Purchaser, as of the date hereof and each Transfer Date:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller;

(ii) The Seller has taken all steps necessary to prefect its security interest against the Obligor in the property securing the Receivables;

(iii) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC;

(iv) The Seller owns and has good and marketable title to the Receivables free and clear of any Lien (other than Permitted Liens);

(v) The Seller has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to prefect the security interest in the Property granted to the Purchaser and the Administrative Agent;

(vi) Other than the security interest granted to the Purchaser and the Administrative Agent pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser and the Administrative Agent hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller; and

(vii) Other than Non-Custodial Receivables and Custodial Transition Receivables during the Custodial Transition Period, the Collateral Custodian has in its possession or under its control all of the Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person. All financing statements filed or to be filed against the Seller in favor of the Purchaser and the Administrative Agent in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent.”

B-1